Exhibit 99.1

Contact:	Nick Venuto	Kelly Gann
	Chief Financial Officer	Marketing Communications
	Nanogen, Inc.	Nanogen, Inc.
	858-410-4600	858-410-4667
kgann@nanogen.com

NANOGEN ANNOUNCES CHANGES IN MERGER PLANS

SAN DIEGO (January 20, 2009) – Nanogen, Inc. (Nasdaq: NGEN), developer of in vitro diagnostic products, today announced that it has received permission to investigate alternatives to its announced merger with the Elitech Group.

Nanogen requested and Elitech agreed to waive the restrictions in the Share Exchange Agreement related to Nanogen’s right to investigate alternatives because Nanogen and Elitech believe it is unlikely that closing conditions to the merger contemplated by the Share Exchange Agreement will be met by March 31, 2009. In consideration of the waiver, Nanogen agreed to waive Elitech’s obligations to prepare the audited and unaudited financial statements to be included in Nanogen’s SEC filings for stockholder approval. Instead, Elitech agrees to use reasonable commercial efforts to prepare such financial statements and may suspend or terminate such preparation if it deems it commercially reasonable to do so. Accordingly, in addition to working to complete the announced merger with Elitech, Nanogen will also actively explore alternatives including but not limited to a restructured transaction with Elitech, a transaction with a different entity, a sale of assets or a significant equity infusion.

Nanogen and Elitech believe it is unlikely that Nanogen will have obtained stockholder approval or that, given the current financial market conditions, the companies will have arranged for working capital financing by March 31, 2009, both of which are closing conditions to the merger contemplated by the Share Exchange Agreement. If the merger is not closed by March 31, 2009, each of Nanogen and Elitech have the right to terminate the Share Exchange Agreement. In order for Nanogen to solicit the approval of its stockholders, Elitech must prepare and provide to Nanogen for inclusion in its SEC filings certain financial statements. Elitech has not completed the required financial statements and the timing for completing these financial statements is uncertain. In addition, under the terms of convertible notes issued by Nanogen in 2007 and 2008, the failure of Nanogen to commence solicitation of stockholder approval by February 1, 2009 will reinstate Nanogen’s obligations to make certain interest and redemption payments, which are currently deferred.

About Nanogen, Inc.

Nanogen, Inc. develops diagnostic products that enable physicians to deliver improved patient care. Its products allow faster and easier diagnosis, treatment and monitoring of cardiovascular disease and a range of infectious diseases. The company’s products include molecular diagnostic kits and reagents, and kits for rapid point-of-care testing. Nanogen has pioneered the development of biomarkers, molecular biology technologies and nanotechnology to bring better results to diagnostics and healthcare. For additional information please visit Nanogen’s website at www.nanogen.com

Nanogen Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These forward looking statements include, but are not limited to, references to timing and activities relating to the successful completion of the proposed merger between Nanogen and Elitech, Nanogen’s effort to investigate alternative transactions, preparation of Elitech’s financial statements, Nanogen’s ability to make interest and redemption payments under its convertible notes and other risks and uncertainties discussed under the caption “Factors That/ May Affect Results” and elsewhere in Nanogen’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements.

Additional Information

The proposed merger or business combination between Nanogen, Inc. (“Nanogen”) and Elitech (the “Business Combination”) will be submitted to the stockholders of Nanogen for their consideration, and Nanogen intends to file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed Business Combination when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Nanogen, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at Nanogen’s website (http://www.nanogen.com). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to: Investor Relations at 858-410-4600 or via email to: info@nanogen.com.

Nanogen, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Nanogen in connection with the proposed Business Combination. Information about the directors and executive officers of Nanogen and their ownership of Nanogen common stock is set forth in the proxy statement, dated May 13, 2008, for Nanogen’s annual meeting of stockholders, as filed with the SEC on a Schedule 14, and in Nanogen’s annual report on Form 10-K, as amended on Form 10-K/A, filed with the SEC on March 31, 2008 and April 29, 2008, respectively. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed Business Combination may be obtained by reading the proxy statement /prospectus regarding the proposed Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.